UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)

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AMERICA’S CAR-MART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

Notice of Annual Meeting of Stockholders
To be held October 15, 2008

To the holders of common stock of America’s Car-Mart, Inc.:

Notice is hereby given that the annual meeting of stockholders of America’s Car-Mart, Inc., a Texas corporation, will be held at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, on Wednesday, October 15, 2008 at 10:00 a.m., local time, for the following purposes:

(1)	To elect six directors to serve for a term of one year and until their successors have been elected and qualified; and

(2)	To conduct such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record as of the close of business on August 28, 2008 will be entitled to notice of and to vote at the annual meeting of stockholders or any adjournment or postponement thereof.

Very truly yours,

/s/ William H. Henderson

William H. Henderson
Chief Executive Officer
September 2, 2008

Your vote is important.  Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and mail the enclosed proxy in the accompanying return envelope to which no postage need be affixed if mailed within the United States.

AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
OCTOBER 15, 2008

PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to "we," "us" and "our" refer to America’s Car-Mart, Inc. and its subsidiaries.

This proxy statement, which is first being mailed to stockholders on or about September 2, 2008, is furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of stockholders to be held at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, on Wednesday, October 15, 2008 at 10:00 a.m., local time, and at any or all adjournments or postponements thereof.  The address of our principal executive offices is 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712 and our telephone number is (479) 464-9944.

Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the annual meeting of stockholders by notifying, in writing, our Secretary at the address above prior to the annual meeting date.  In addition, if the person executing the proxy is present at the annual meeting, he or she may, but need not, revoke the proxy by notice of such revocation to our Secretary at the annual meeting, and vote his or her shares in person.  Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the annual meeting in accordance with the instructions specified thereon.  Where no choice is specified, proxies will be voted “FOR” the election of the nominees for director named in the proxy statement and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies.

Please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope even if you plan to attend the annual meeting.  Postage need not be affixed to the envelope if mailed within the United States.  The immediate return of your proxy card will be of great assistance in preparing for the annual meeting and is, therefore, urgently requested.  If you attend the annual meeting and vote in person, your proxy card will not be used.

Only stockholders of record at the close of business on August 28, 2008 will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.  Each share of our common stock issued and outstanding on such record date is entitled to one vote.  As of August 28, 2008, we had 11,735,732 shares of common stock outstanding.

The presence at the annual meeting of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote as of the record date is necessary to constitute a quorum.  Stockholders will be counted as present at the annual meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card.  A plurality of the votes duly cast is required for the election of directors.

Any abstaining votes and broker “non-votes” will be counted as present and entitled to vote, and therefore will be included for purposes of determining whether a quorum is present at the annual meeting.  Neither abstentions nor broker “non-votes” will be deemed to be “votes cast.”  As a result, broker “non-votes” and abstentions will not be included in the tabulation of the voting results on the election of directors, and therefore will not have any effect on such votes.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

We will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders.  Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners.  In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners.  Solicitation of proxies by mail may be supplemented by one or more of telephone, e-mail, telegram, facsimile or personal solicitation by our directors, officers or regular employees.  No additional compensation will be paid for such services.  We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services, if any, will not be material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 31, 2008 with respect to ownership of our outstanding common stock by (i) all persons known to us to beneficially own more than five percent of our outstanding common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Shares Outstanding
Wellington Management Company, LLP	1,059,899(2)	9.0%
Rutabaga Capital Management	883,613(3)	7.5%
Royce & Associates, LLC	759,600(4)	6.5%
Dimensional Fund Advisors LP	739,490(5)	6.3%
Skystone Advisors LLC	723,898(6)	6.2%
F&C Asset Management plc	675,788(7)	5.8%
Bank of America Corporation	616,701(8)	5.3%
Tilman J. Falgout, III	969,264(9)	8.2%
William M. Sams	615,000(10)	5.2%
William H. Henderson	129,846(11)	1.1%
Daniel J. Englander	195,365(12)	1.7%
Eddie L. Hight	72,741(13)	*
Jeffrey A. Williams	22,652(14)	*
John David Simmons	30,543(15)	*
William A. Swanston	21,500(16)	*
All directors and executive officers as a group (8 persons)	2,056,911(17)	17.2%
_______________________________________
*	Less than 1% of outstanding shares.

(1)
"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of July 31, 2008.  Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act.  Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on a Schedule 13G filed with the SEC on February 14, 2008 by Wellington Management Company, LLP. We make no representation as to the accuracy or completeness of the information reported.  The address reported by Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(3)
Based on a Schedule 13G filed with the SEC on February 14, 2008 by Rutabaga Capital Management. We make no representation as to the accuracy or completeness of the information reported.  The address reported by Rutabaga Capital Management is 64 Broad street, 3rd Floor, Boston, MA 02109.

(4)
Based on a Schedule 13G/A filed with the SEC on January 25, 2008 by Royce & Associates, LLC.  We make no representation as to the accuracy or completeness of the information reported.  The address reported by Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY  10019.

(5)
Based on a Schedule 13G filed with the SEC on February 6, 2008 by Dimensional Fund Advisors LP.  We make no representation as to the accuracy or completeness of the information reported.  The address reported by Dimensional Fund Advisors LP 1299 Ocean Avenue, Santa Monica, CA 90401.

(6)
Based on a Schedule 13G/A filed with the SEC on February 8, 2008 by Skystone Advisors LLC and Kerry Nelson, referred to in this proxy statement as the Skystone Filers.  The shares are held by HSO Limited Partnership and HSE Master Fund Limited Partnership.  Skystone Advisors LLC is the investment member of the general partner of HSO Limited Partnership and the general partner of HSE Master Fund Limited Partnership.  Ms. Nelson is the managing member of Skystone Advisors LLC.   The Skystone Filers reported shared power to vote and dispose of the shares of common stock.  We make no representation as to the accuracy or completeness of the information reported.  The address reported by the Skystone Filers is Two International Place, Suite 1800, Boston, MA 02110.

(7)
Based on a Schedule 13G/A filed with the SEC on February 4, 2008 by F&C Asset Management plc.  We make no representation as to the accuracy or completeness of the information reported.  The address reported by F&C Asset Management plc is 80 George Street, Edinburgh EH2 3BU, United Kingdom.

(8)
Based on a Schedule 13G filed with the SEC on February 7, 2008 by Bank of America Corporation.  We make no representation as to the accuracy or completeness of the information reported.  The address reported by Bank of America Corporation is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(9)	Includes 96,000 shares subject to stock options that are currently exercisable and 600,000 shares held in a corporation controlled by Mr. Falgout.

(10)	Includes 15,000 shares subject to stock options that are currently exercisable.

(11)	Includes 34,682 shares subject to stock options that are currently exercisable and 1,322 shares held in the Company’s Employee Stock Purchase Plan.

(12)
Includes 158,300 shares held in a limited partnership of which Mr. Englander is the sole general partner, 1,865 held by trusts of which Mr. Englander is a trustee, and 7,500 shares subject to stock options that are currently exercisable.

(13)	Includes 18,000 shares subject to stock options that are currently exercisable.

(14)	Includes 880 shares held in the Company’s Employee Stock Purchase Plan and 430 shares held in the Company’s 401(k) Plan.

(15)	Includes 26,250 shares subject to stock options that are currently exercisable.

(16)	Includes 7,500 shares subject to stock options that are currently exercisable.

(17)	Includes 204,932 shares subject to stock options that are currently exercisable.

PROPOSAL
ELECTION OF DIRECTORS

Pursuant to our bylaws, our board of directors has set the number of directors for the ensuing year at six, all of whom are proposed to be elected at the annual meeting of stockholders.  In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present board of directors, upon the recommendation of the nominating committee of the board of directors.  Management knows of no current circumstances that would render any nominee named herein unable to accept nomination for election.  Directors shall be elected by plurality of the votes cast by the holders of shares entitled to vote in the election at the annual meeting at which a quorum is present.

Members of our board of directors are elected annually to serve until the next annual meeting and until their successors are elected and qualified.  The following persons have been nominated for election to our board of directors:

Tilman J. Falgout, III, age 59, has served as our General Counsel since March 1995 and served as our Chief Executive Officer from May 2002 to October 2007.  Mr. Falgout also served as our Executive Vice President from 1995 to May 2002.  Mr. Falgout has served as Chairman of our board of directors since May 2004 and as a director since September 1992.

Daniel J. Englander, age 39, has served as one of our directors since February 2007.  Mr. Englander is the founder and currently the Managing Partner of Ursula Investors, an investment partnership founded in 2004.  From January 2005 to June 2006, Mr. Englander served as a Partner of Prescott Securities, an investment fund, and from October 1994 to January 2005, he served with Allen & Company, an investment merchant bank, most recently as Managing Director.  Mr. Englander is also currently on the board of directors of Copart, Inc.

William H. Henderson, age 45, has served as our Chief Executive Officer since October 2007 and served as our President from May 2002 until October 2007.  From 1999 until May 2002, Mr. Henderson served as Chief Operating Officer of Car-Mart, our wholly owned operating subsidiary.  From 1992 until 1998, Mr. Henderson served as General Manager of Car-Mart.  From 1987 until 1992, Mr. Henderson primarily held positions of District Manager and Regional Manager of Car-Mart.  Mr. Henderson has served as Vice Chairman of our board of directors since May 2004 and as a director since September 2002.

William M. Sams, age 70, has served as one of our directors since March 2005.  Mr. Sams currently manages his personal investments.  From 1981 until 2000, Mr. Sams was the President and Chief Investment Officer of FPA Paramount Fund, Inc., as well as Executive Vice President of both First Pacific Advisors and FPA Perennial Fund, Inc.  He started his career in 1966 in the mutual fund industry.  Mr. Sams is currently on the board of directors of Unifi, Inc.

John David Simmons, age 72, has served as one of our directors since August 1986.  Since 1970, Mr. Simmons has been President of Simmons & Associates LLC, a real estate development company, and Management Resource LLC, a management consulting firm.

William A. Swanston, age 54, has served as one of our directors since October 2006.  Mr. Swanston has held a number of executive level positions with Frito Lay, a division of PepsiCo, Inc., over the course of a 25 year PepsiCo career.  Mr. Swanston has extensive strategy, supply chain and procurement experience.  Mr. Swanston joined Dean Foods as Senior Vice President – Business Transformation in August 2006, and is currently Chief Financial Officer of the DSD Dairy division of Dean Foods.

The board of directors recommends a vote FOR each of the six nominees to our board of directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

During our last fiscal year, our board of directors held four meetings.  Each incumbent director attended at least 75% of the aggregate number of meetings held by the board of directors and by the committees of the board of directors on which such director served.

It is the policy of our board of directors that all directors should attend the annual meeting of stockholders unless unavoidably prevented from doing so by unforeseen circumstances.  All of our directors, with the exception of Mr. Swanston, who was out of the country, attended the 2007 annual meeting of stockholders.

Board Independence

Our board of directors consists of six members.  Our board of directors has determined that Daniel J. Englander, William M. Sams, John David Simmons and William A. Swanston have no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent within the rules of The Nasdaq Stock Market, referred to in this proxy statement as Nasdaq.

Shareholder Communications with the Board of Directors

Our board of directors has implemented a process for stockholders to send communications to our board of directors.  Any stockholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712.  Our Secretary has been instructed by our board of directors to promptly forward all such communications to our board of directors or such individual directors.

Committees of the Board of Directors

Our board of directors presently has three standing committees: audit committee, compensation and stock option committee, referred to in this proxy statement as the compensation committee, and nominating committee.  Each of these committees is described below.

Audit Committee

Our audit committee presently assists our board of directors in overseeing our accounting and financial reporting process and audits for our financial statements.  It is directly responsible for the appointment, compensation, retention and oversight of the work of our registered public accounting firm.  Our audit committee reviews the auditing accountant’s audit of our financial statements and its report thereon, management’s report on our system of internal controls over financial reporting, various other accounting and auditing matters and the independence of the auditing accountants.  The committee reviews and pre-approves all audit and non-audit services performed by our auditing accountants, or other accounting firms, other than as may be allowed by applicable law.  Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters.  Our audit committee meets with management to review any issues related to matters within the scope of the audit committee’s duties.  The committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.

Our audit committee is currently composed of William A. Swanston, William M. Sams and John David Simmons, Chairman, each of whom is an “independent director,” as such term is defined by Nasdaq’s listing standards.  Our board of directors has determined that William A. Swanston is an “audit committee financial expert,” as defined by the rules of the SEC.  Our audit committee held four meetings during the last fiscal year.  See “Audit Committee Report” for additional information regarding our audit committee.

Compensation Committee

Our compensation committee presently consists of John David Simmons, William M. Sams and Daniel J. Englander, Chairman.  Our compensation committee assists our board of directors with respect to our compensation programs and compensation of our executive officers and is authorized to administer our equity and non-equity incentive plans.  Our compensation committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.   Our compensation committee held one meeting during the last fiscal year.  See “Executive Compensation – Compensation Discussion and Analysis – Role of Compensation Committee” for additional information.

Nominating Committee

Our nominating committee presently consists of John David Simmons, William M. Sams, Daniel J. Englander and William A. Swanston, Chairman.  Our nominating committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.  Nominees for election to our board of directors are considered and recommended by our nominating committee.  Our full board of directors considers the recommendations of the nominating committee and recommends the nominees to our stockholders.  Our nominating committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and officers.  Absent special circumstances, our nominating committee will continue to nominate qualified incumbent directors whom the nominating committee believes will continue to make important contributions to our board of directors.  Our nominating committee generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major issues facing us.  Our nominating committee held one meeting during the last fiscal year.

Shareholder Nominations

Our nominating committee will consider persons recommended by our stockholders in selecting nominees for election.  Our nominating committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because it believes that it can adequately evaluate any such nominee on a case-by-case basis.  However, our nominating committee would consider for possible nomination qualified nominees recommended by stockholders.  Stockholders who wish to propose a qualified nominee for consideration should submit complete information as to the identity and qualifications of that person to our Secretary at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712.  See “Stockholder Proposals” for information regarding the procedures that must be followed by stockholders in order to submit stockholder proposals, including proposals to nominate candidates.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been one of our officers or employees.  There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this proxy statement.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including executive officers and directors.  A copy of our code was filed as Exhibit 14.1 to our annual report on Form 10-K for the fiscal year ended April 30, 2004.  In the event that we make any amendments to, or grant any waiver from, a provision of the code that requires disclosure under applicable SEC or Nasdaq rules, we will disclose such amendment or waiver and the reasons therefore as required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons.  Executive officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation.  To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended April 30, 2008, our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except as follows: William A. Swanston and William A. Sams each filed one report late reporting one transaction and Tilman J. Falgout III filed two reports late reporting three transactions.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position Held
William H. Henderson	45	Chief Executive Officer
Tilman J. Falgout, III	59	Chairman of the Board, General Counsel
Eddie L. Hight	45	Chief Operating Officer
Jeffrey A. Williams	45	Chief Financial Officer, Vice President Finance and Secretary

 See "Election of Directors" for information with respect to William H. Henderson and Tilman J. Falgout, III.

Eddie L. Hight has served as our Chief Operating Officer since May 2002.  From 1984 until May 2002, Mr. Hight held a number of positions at Car-Mart including Store Manager and Regional Manager.

Jeffrey A. Williams has served as our Chief Financial Officer, Vice President Finance and Secretary since October 1, 2005.  From October 2004 until his employment by us, he served as the Chief Financial Officer of Budgetext Corporation, a distributor of new and used textbooks.  From February 2004 to October 2004, Mr. Williams was the President and founder of Clearview Enterprises, LLC, a regional distributor of animal health products.  From January 1999 to January 2004, Mr. Williams was Chief Financial Officer and Vice President of Operations of Wynco, LLC, a nationwide distributor of animal health products.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is to align the interests of our executive officers with those of our stockholders.  We believe that this is best accomplished by the following:

•	paying executives a base salary commensurate with their backgrounds, industry knowledge, special skill sets and responsibilities;

•	offering incentive cash bonuses conditioned on our consolidated financial results; and

•	making periodic grants of restricted stock and/or stock options to induce executives to remain in our employ as well as align their interests with those of our stockholders.

Our overall goal is to ensure that our executive compensation program and policies are consistent with our strategic business objectives and that we provide incentives for the attainment of those objectives.  We strive to accomplish this goal in the context of a compensation program that includes annual base salary, annual cash incentives and stock ownership.

Role of Compensation Committee

Our compensation committee retains broad flexibility in the administration of our executive compensation program.  We believe this flexibility is critical to retaining key executives.  Our compensation committee is focused on ensuring that executive compensation is directly tied to our economic performance.

Our compensation committee operates under a written charter adopted by our board of directors.  Our compensation committee has several duties and responsibilities, including the following:

•	establish and review our overall executive compensation philosophy;

•	review and approve our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including annual performance objectives;

•
on an annual basis, review the compensation and performance of our officers, review and approve corporate goals relevant to the compensation of our Chief Executive Officer and other executive officers, evaluate our Chief Executive Officer’s performance in light of these goals and objectives, evaluate the performance of our senior executive officers, and based on such evaluation, approve the annual compensation of our Chief Executive Officer and other executive officers;

•
review the annual compensation discussion and analysis and produce an annual report on executive compensation for inclusion in our annual proxy statement, in accordance with all applicable rules and regulations;

•
as requested by our board of directors, make recommendations to our board of directors with respect to the approval of incentive compensation plans and equity-based incentive plans, and administer such plans;

•
periodically review the policies and criteria for the administration of all executive compensation programs, the operations of the compensation programs and whether they are achieving their intended purposes;

•	monitor compliance by executives with the terms and conditions of our executive compensation plans and programs;

•	establish and periodically review policies in the area of senior management perquisites;

•	review board of director compensation levels and practices periodically, and recommend to our board of directors, from time to time, changes in such compensation levels and practices;

•	review and approve plans and processes for management development and succession; and

•	periodically review and reassess the adequacy of the compensation committee charter and recommend any proposed changes to our board of directors for approval.

For additional information on the duties and responsibilities of our compensation committee, see our compensation committee charter available on our website at www.car-mart.com.

Compensation Process

Our compensation committee reviews and administers our compensation program for each of our named executive officers.  Compensation is typically set at three-year increments in order to help ensure that longer-term results are the primary focus, which we believe is critically important in our industry.  Our compensation committee periodically meets with our Chief Executive Officer, who provides insight into how individual executives are performing.

Employment Agreements

We have employment agreements with all of our named executive officers. We believe that the employment agreements, which include change-in-control provisions, are necessary to attract and retain executives in light of all relevant factors, which include each officer’s past employment experience, desired terms and conditions of employment, and the strategic importance of their respective positions.  We believe that the change-in-control provisions are necessary to maintain stability among our executive group and that the terms of such provisions are reasonable based on our review of similar provisions for similar companies.  Our compensation committee reviews the employment agreements at the time such agreements are entered into in order to determine current market terms for the particular executive and agreement.  See “ Executive Compensation – Employment Agreements” and “Executive Compensation – Change in Control Agreements” for a discussion of the terms of the employment agreements.

Total Compensation and Elements of Compensation

Our principal focus is on total compensation, a significant portion of which is based on each executive’s performance and is not guaranteed.  Although we do informally review what other companies within our industry or other companies of comparable size, growth, performance and complexity are offering to their executives, we believe the appropriate level of compensation is determined through careful consideration of the individual employee and our business goals.  We consider a variety of factors in determining the total compensation for our named executive officers, including their backgrounds, industry knowledge, special skill sets and responsibilities.

Our executive compensation program primarily consists of base salary, annual short-term incentives in the form of cash, and long-term incentives in the form of restricted stock and/or stock options. We also provide certain of our named executive officers with minimal perquisites and personal benefits.  In addition, we provide our named executive officers with the ability to contribute a portion of their earnings to our 401(k) plan.  Our 401(k) plan is available generally to all of our employees.

Base Salary

We offer what we believe to be competitive base salaries to our named executive officers.  The base salary must be sufficient to attract talented executives and provide a secure base of cash compensation.  Due to the relatively small size of our industry and the non-existence of public competitors, we have not engaged in any formal compensation benchmarking studies; however, our base salary levels for our named executive officers are generally set to be competitive in relation to salary levels of executive officers in other companies within our industry or other companies of comparable size, growth, performance and complexity, while also taking into consideration the executive officer’s position, responsibility and special expertise.  Annual base salary increases, typically determined in May of each year, are not assured and adjustments to base salary take into account subjective factors such as the executive’s performance during the prior year, responsibilities and experience.  In fiscal 2007, our named executive officers did not receive an increase in base salary from the fiscal 2006 levels.  For fiscal 2008, our named executive officers received the following increases in base salary from fiscal 2007 levels:  our General Counsel received a $0 increase with a base salary of $330,000; our Chief Executive Officer received a $45,000, or 17.6%, increase with a base salary of $300,000; our Chief Operating Officer received a $15,000, or 8.8%, increase with a base salary of $185,000; and our Chief Financial Officer received a $5,000, or 2.9%, increase with a base salary of $180,000.  For fiscal 2009, our named executive officers did not receive an increase in base salary from the fiscal 2008 levels.

Economic Profit

The performance criteria for certain of our named executive officers for their short-term and long-term incentive compensation is economic profit, as opposed to profit under generally accepted accounting principals, referred to in this proxy statement as GAAP.  We define economic profit as net operating profit after taxes minus a charge for the cost of capital necessary to generate those profits.  Economic profits are realized only if actual financial results exceed the cost of capital to generate those profits.  Economic profit is neither in accordance with, nor should it be considered an alternative to, GAAP.  However, we believe that maximizing economic profit is the clearest path to creating long-term stockholder value and that it provides our stockholders with another meaningful tool to evaluate our performance.  We consider economic profit to be the best measure of our financial performance.

Short-Term Incentive Compensation

Our short-term incentive plans for our named executive officers, which are contained in their employment agreements, are intended to drive short-term, typically one to three years, operating and financial results deemed crucial to our long-term term success.  Our program entails granting annual cash bonuses reflecting our performance.  The purpose of the annual cash bonuses paid to our named executive officers is to reflect the breadth of their experience and responsibility, and to make the cash component of their compensation competitive.  These cash bonuses are a material portion of the named executive officers’ overall compensation.  All such cash bonuses are subject to our compensation committee’s discretion to award bonuses greater than the target if deemed appropriate.  Our compensation committee also administers the calculation of amounts earned under the short-term incentive plans.

The performance criterion for our short-term incentive plans for fiscal 2008 for our General Counsel was based on our net income.  Beginning with fiscal 2008, the performance criterion for our short-term incentive plans for our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, which was selected by our compensation committee, includes attaining certain levels of economic profit per diluted share.  Target payments typically range from 10% to 20% of base salary, depending on the named executive officer’s position and our performance as related to our economic profit goals.  Our compensation committee set the awards for each named executive officer based on the time of employment with us, job responsibilities, industry knowledge, special skills and performance.  The performance goals are set at levels that our compensation committee considers attainable, but not assured, and representative of solid operating and financial performance within our industry.  Our compensation committee revised the initial target levels set for the performance goals for fiscal years 2009 and 2010.  The short-term incentive compensation for our General Counsel continues to be based on our net income.  See “Executive Compensation – Employment Agreements” for a discussion of the performance criteria for each named executive officer.

Long-Term Incentive Compensation

Our compensation objective of inducing executives to remain in our employ as well as aligning their interests with those of our stockholders leads us to make periodic equity awards.  These awards provide incentives for our named executive officers to remain with us over the long term and additional flexibility to our compensation committee to reward superior performance by our named executive officers.  We believe that dependence on equity for a significant portion of a named executive officer’s compensation more closely aligns such executive’s interests with those of our stockholders, since the ultimate value of such compensation is linked directly to our stock price.

We primarily utilize two equity incentive plans, including the 2007 Stock Option Plan, referred to in this proxy statement as the 2007 Plan, and the Stock Incentive Plan, referred to in this proxy statement as the Incentive Plan.  A majority of the stock options granted by us have been non-qualified stock options, expire ten years from the date of grant and have had exercise prices equal to or greater than the fair market value of the underlying stock at the time of grant.  Awards have historically been made on a periodic basis at the discretion of our compensation committee based on individual performance, as well as our overall performance.  For fiscal 2008, certain awards were made for a three-year period, are performance-based and, like short-term incentive compensation, will only be earned by the named executive officer if we meet certain economic profit goals.   Our compensation committee revised the initial target levels set for the performance goals for fiscal years 2009 and 2010.  See “Executive Compensation – Employment Agreements” for a discussion of the performance criteria for certain of our executive officers.

As discussed below under the section entitled “Executive Compensation - Employment Agreements,” we are prepared to issue significant equity awards to certain key executives as part of our strategy of providing meaningful long-term performance-based incentives for our management team and to more closely align management’s interest with the interests of our stockholders.  A large portion of the equity awards that will be issued will be performance-based and will only vest if economic profit meets or exceeds goals for the three-year period ending April 30, 2010.

Perquisites and Personal Benefits

Our named executive officers receive additional compensation consistent with our philosophy of hiring and retaining key personnel.  Such perquisites include disability insurance, automobile allowances and matching contributions to our 401(k) plan.  See “Executive Compensation – Summary Compensation Table for Fiscal 2008” for the aggregate incremental cost to us during fiscal 2008 of such benefits.

Equity Ownership Guidelines

We have an ownership philosophy, rather than a formal policy, regarding equity ownership by our named executive officers.  The objectives of our philosophy are to instill an ownership mindset among our senior management and to align the interests of our named executive officers with the interests of our stockholders.  The long-term incentive compensation arrangements discussed above are intended to bring the beneficial ownership interests of our named executive officers more in line with our compensation committee’s ownership level expectations.

Deductibility of Executive Compensation

The deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals, has not been a material consideration for our compensation committee due to the levels and types of compensation paid to our named executive officers.

Accounting for Stock-Based Compensation

Effective at the beginning of fiscal 2007, we began accounting for stock-based payments in accordance with the requirements of SFAS No.123R.  The expense related to equity compensation has been and will continue to be a material consideration in the overall compensation program.

Summary Compensation Table for Fiscal Years 2008 and 2007

The following table provides certain information for the fiscal years ended April 30, 2008 and 2007 concerning compensation earned for services rendered in all capacities by our principal executive officer, principal financial officer and our two other executive officers during the fiscal years ended April 30, 2008 and 2007.

Name and	Year	Salary	Bonus	Stock	Option	Non-Equity	Change in	All Other	Total
Principal		($)	($)[1]	Awards	Award	Incentive Plan	Pension Value	Compensation	($)
Position				($)[2]	($)[2]	Compensation	and Nonqualified	($)[3]
						($)	Deferred
							Compensation
							Earnings
							($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tilman J. Falgout, III	2008	$330,000	-	$100,350	-	$75,164	-	$62,429	$567,943
Chairman of the	2007	$330,000	-	$102,350	-	$21,162	-	$22,715	$476,227
Board, General
Counsel, and former
Chief Executive
Officer

William H.	2008	$300,000	$150,053	$348,579	$343,711	$60,000	-	$154,765	$1,357,108
Henderson	2007	$255,000	-	$102,350	-	$42,325	-	$8,357	$408,032
Chief Executive
Officer

Jeffrey A. Williams	2008	$180,000	-	$50,175	$137,484	$30,000	-	$36,712	$434,371
Chief Financial	2007	$175,000	$50,000	$51,175	-	-	-	$4,312	$280,487
Officer and Secretary

Eddie L. Hight	2008	$185,000	$60,035	$222,043	$206,226	$36,000	-	$96,164	$805,468
Chief Operating	2007	$170,000	-	$68,233	-	$21,162	-	$8,216	$267,611
Officer

1 A $54,000 discretionary bonus was paid to Mr. Henderson.
2 Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Stock-Based Compensation” included in our annual report on Form 10-K filed on July 3, 2008 for the relevant assumptions used to determine the valuation of our stock and option awards.
3 These amounts include contributions to our 401(k) plan, payment of disability insurance premiums, use of company automobile, and special payments made for the purpose of defraying income taxes related to the vesting of restricted shares under the Incentive Plan including as follows: For 2008, Mr. Falgout $5,011 for disability insurance, $11,750 for use of company automobile, $4,400 for 401(k) plan and $41,268 for defraying income taxes, Mr. Henderson $8,750 for use of company automobile, $4,712 for 401(k) plan and $141,303 for defraying income taxes, Mr. Hight $86,752 for defraying income taxes, and Mr. Williams $30,012 for defraying income taxes; and for 2007, Mr. Falgout $5,011 for disability insurance, $13,750 for use of company automobile and $3,954 for 401(k) plan.

Grants of Plan-Based Awards during Fiscal 2008

The following table provides certain information concerning the grants of awards in fiscal 2008 to the named executive officers pursuant to plans.

Name	Grant	Estimated Possible Payouts Under Non-			Estimated Future Payouts Under Equity			All Other	All Other	Exercise	Full
	Date	Equity Incentive Plan Awards			Incentive Plan Awards			Stock	Option	or Base	Grant-
								Awards:	Awards:	Price of	Date Fair
								Number of	Number of	Option	Value
								Shares of	Securities	Awards	($)[2]
								Stock or	Underlying	($/Sh)
								Units	Options
								(#)[1]	(#)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
William H.	10/16/07				120,000	150,000	180,000	40,000		$11.90	$476,000
Henderson

Jeffrey A.	10/16/07				48,000	60,000	72,000			$11.90	$0
Williams

Eddie L. Hight	10/16/07				72,000	90,000	108,000	25,000		$11.90	$297,500

1 Grants pursuant to Incentive Plan.  The restricted stock vests in three equal installments on April 30, 2008, April 30, 2009 and April 30, 2010.
2 Grant date fair value for the 40,000 restricted shares issued to Mr. Henderson and the 25,000 shares issued to Mr. Hight was $11.90 per share, the closing price at grant date. The options granted are performance based and subject to the attainment of certain financial goals for the three years ended April 30, 2010.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan.  Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code.  In general, all of our employees who are at least 21 years of age are eligible to participate one year following the date they were hired.  Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute up to the maximum amount permitted by the Code.  We may make both matching and additional contributions, subject to certain Code limitations, at the discretion of our board of directors.  A separate account is maintained for each participant in our 401(k) plan.  The portion of a participant’s account attributable to his or her own contributions is 100% vested.  Distributions from our 401(k) plan may be made in the form of a lump sum cash payment or, for required minimum distribution, in installment payments.  We made the following contributions for each of our named executive officers in fiscal 2008: (i) $4,400 for Tilman J. Falgout, III; (ii) $4,712 for William H. Henderson; (iii) $3,600 for Jeffrey A. Williams; and (iv) $3,562 for Eddie L. Hight.

Employment Agreements

In August 2007, we entered into new employment agreements with William H. Henderson, Eddie L. Hight and Jeffrey A. Williams, and amended the change in control provisions contained in the employment agreement with Tilman J. Falgout.  The following is a discussion of the employment agreements related to the compensation earned by and paid to our named executive officers for fiscal 2008.

Tilman J. Falgout.  Pursuant to his employment agreement, Tilman J. Falgout agreed to serve as a senior executive officer of America’s Car-Mart, Inc., an Arkansas corporation that is referred to in this proxy statement as our operating subsidiary, for a term ending on April 30, 2009.  Mr. Falgout is entitled to an annual salary of $330,000, or such higher annual salary approved by our board of directors.  Mr. Falgout has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary.  In addition, Mr. Falgout is eligible to earn a bonus each fiscal quarter equal to one-half percent of our net income during such quarter.  At least 50% of such bonus, net of applicable taxes, must be used to purchase shares of our common stock, and, at his option, up to 100% of the bonus, net of applicable taxes, may be used to purchase shares of our common stock.  All such shares vest immediately upon issuance and are purchased at market price.  In addition, we granted to Mr. Falgout, pursuant to our Incentive Plan, 15,000 shares of our common stock, which vest in equal proportions on April 30, 2007, 2008 and 2009.

Pursuant to the terms of his employment agreement, if we terminate Mr. Falgout without cause and not in connection with a change in control, Mr. Falgout is entitled to his base salary then in effect through the term of the employment agreement.  The estimated amount would have been $330,000, assuming Mr. Falgout was terminated on April 30, 2008.

Mr. Falgout’s employment agreement contains an agreement not to compete, which covers the term of employment and one year thereafter, a covenant against solicitation of employees and customers, which covers the term of employment and one year thereafter, and a provision against the use, exploitation and removal of secret processes and confidential information, which covers the term of employment and an indefinite period thereafter.

Each of the employment agreements discussed below for our other named executive officers contains an agreement not to compete, which covers the term of employment and one year thereafter, a covenant against the solicitation of employees and customers, which covers the term of employment and one year thereafter, a provision against the use and disclosure of trade secrets, which covers the term of employment and an indefinite period thereafter, and a provision against the use and disclosure of confidential information, which covers the term of employment and two years thereafter.

William H. Henderson.  Pursuant to his employment agreement, Mr. Henderson agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2010.  Mr. Henderson is entitled to an annual salary of $300,000, or such higher annual salary approved by our board of directors.  Mr. Henderson has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary.  In addition, Mr. Henderson is entitled to earn an annual bonus during the term beginning May 1, 2007 and ending April 30, 2010.  Such bonus will range between $40,000 to $60,000 per fiscal year, be based upon our “economic profit per share,” and depend on us attaining a minimum of 85% of our projected economic profit, in which case a $40,000 bonus would be paid, and will increase ratably up to 115% of our projected economic profit, in which case a $60,000 bonus would be paid.

Pursuant to his employment agreement, Mr. Henderson received 40,000 shares of our restricted common stock pursuant to our Incentive Plan, which shares will vest in equal increments each year during the term of the employment agreement.  In addition, we are required to make a cash payment to Mr. Henderson in an amount equal to 32% of the fair market value of such restricted shares on the respective vesting dates to defray taxes.

Mr. Henderson also received, pursuant to our 2007 Plan, non-qualified stock options to purchase 180,000 shares of our common stock, with vesting of such options subject to the attainment of our projected economic profit per share over the three fiscal years ending April 30, 2010.  If we attain 115% or 100% of our projected economic profit per share, 180,000 or 150,000 options will vest, respectively.  No options will vest unless we attain at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” will apply to the vesting of the options.  For example, if we attain 70% of our projected economic profit per share in year one and then attain 120% of the projection in year two, Mr. Henderson will receive 94% of the two year total of options.  Also, if we attain 90% and 75% of projected economic profit per share in year one and two, respectively, then the options vested in year one would be forfeited after year two since the two-year average is less than 85%.  The stock option award was made on the date of the 2007 annual meeting of stockholders and is eligible to vest on the date that we file our annual report on Form 10-K for the fiscal year that ends April 30, 2010.

Pursuant to the terms of his employment agreement, if we terminate Mr. Henderson without cause and not in connection with a change in control, Mr. Henderson’s base salary will continue to be payable through the term of the employment agreement, Mr. Henderson will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals.  The estimated payment amount would have been $1,648,822, assuming Mr. Henderson was terminated on April 30, 2008.

Eddie L. Hight.  Pursuant to his new employment agreement, Mr. Hight agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2010.  Mr. Henderson is entitled to an annual salary of $185,000, or such higher annual salary approved by our board of directors.  Mr. Hight has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary.  In addition, Mr. Hight is entitled to earn an annual bonus during the term beginning May 1, 2007 and ending April 30, 2010.  Such bonus will range between $24,000 to $36,000 per fiscal year, be based upon our “economic profit per share,” and depend on us attaining a minimum of 85% of our projected economic profit, in which case a $24,000 bonus would be paid, and will increase ratably up to 115% of our projected economic profit, in which case a $36,000 bonus would be paid.

Pursuant to his employment agreement, Mr. Hight received 25,000 shares of our restricted common stock pursuant to our Incentive Plan, which shares will vest in equal increments each year during the term of the employment agreement.  In addition, we are required to make a cash payment to Mr. Hight in an amount equal to 32% of the fair market value of such restricted shares on the respective vesting dates to defray taxes.

Mr. Hight also received, pursuant to our 2007 Plan, non-qualified stock options to purchase 108,000 shares of our common stock, with vesting of such options subject to the attainment of our projected economic profit per share over the three fiscal years ending April 30, 2010.  If we attain 115% or 100% of our projected economic profit per share, 108,000 or 90,000 options will vest, respectively.  No options will vest unless we attain at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” will apply to the vesting of the options as described above with respect to Mr. Henderson’s agreement.  The stock option award was made on the date of the 2007 annual meeting of stockholders and is eligible to vest on the date that we file our annual report on Form 10-K for the fiscal year that ends April 30, 2010.

Pursuant to the terms of his employment agreement, if we terminate Mr. Hight without cause and not in connection with a change in control, Mr. Hight’s base salary will continue to be payable through the term of the employment agreement, Mr. Hight will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals.  The estimated payment amount would have been $1,015,496, assuming Mr. Hight was terminated on April 30, 2008.

Jeffrey A. Williams.  Pursuant to his employment agreement, Mr. Williams agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2010.  Mr. Williams is entitled to an annual salary of $180,000, or such higher annual salary approved by our board of directors.  Mr. Williams has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary.  In addition, Mr. Williams is entitled to earn an annual bonus during the term beginning May 1, 2007 and ending April 30, 2010.  Such bonus will range between $20,000 to $30,000 per fiscal year, be based upon our “economic profit per share,” and depend on us attaining a minimum of 85% of our projected economic profit, in which case a $20,000 bonus would be paid, and will increase ratably up to 115% of our projected economic profit, in which case a $30,000 bonus would be paid.

Mr. Williams also received, pursuant to our 2007 Plan, non-qualified stock options to purchase 72,000 shares of our common stock, with vesting of such options subject to the attainment of our projected economic profit per share over the three fiscal years ending April 30, 2010.  If we attain 115% or 100% of our projected economic profit per share, 72,000 or 60,000 options will vest, respectively.  No options will vest unless we attain at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” will apply to the vesting of the options as described above with respect to Mr. Henderson’s agreement.  The stock option award was made on the date of the 2007 annual meeting of stockholders and is eligible to vest on the date that we file our annual report on Form 10-K for the fiscal year that ends April 30, 2010.

Pursuant to the terms of his employment agreement, if we terminate Mr. Williams without cause and not in connection with a change in control, Mr. Williams’ base salary will continue to be payable through the term of the employment agreement, Mr. Williams will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals.  The estimated payment amount would have been $612,218, assuming Mr. Williams was terminated on April 30, 2008.

Stock Plans

2007 Stock Option Plan.  In August 2007, our board of directors adopted the 2007 Plan, which was subsequently approved by our stockholders at our 2007 annual meeting of stockholders.  The 2007 Plan sets aside 1,000,000 shares of our common stock for grants to employees, directors and certain independent contractors, consultants and advisors at a price not less than the fair market value of our common stock on the date of grant or the par value per share of our common stock.  Options may be exercised in whole or in part, but in no event later than ten years from the date of grant with respect to incentive options.  Any incentive option granted to an individual who owns more than 10% of the total combined voting of all classes of our stock or the stock of one of our subsidiaries may not be purchased at a price less than 110% of the market price on the date of grant, and no such option may be exercised more than five years from the date of grant.  At April 30, 2008, there were 640,000 shares of common stock available for grant under the 2007 Plan.  360,000 options were granted to our named executive officers during the last fiscal year.  The 2007 Plan expires in August 2017.

1997 Stock Option Plan.  In July 1997, our board of directors adopted the 1997 Stock Option Plan, referred to in this proxy statement as the 1997 Plan, which was subsequently approved by our stockholders at our 1997 annual meeting of stockholders.  The 1997 Plan sets aside 1,500,000 shares of our common stock for grants to employees, directors and certain advisors at a price not less than fair market value of our common stock on the date of grant.  The options vest upon issuance.  The purchase price of the shares purchased upon exercise must be equal to 100% of the market price on the date of grant; provided, that the purchase price of stock delivered upon the exercise of a qualified incentive stock option granted to a ten percent owner must not be less than 110% of the market price on the date of grant.  Options granted pursuant to the 1997 Plan will expire five to ten years from the date of grant.  At April 30, 2008, there were no shares of common stock available for grant under the 1997 Plan.  No options were granted to our named executive officers during the last fiscal year.  The 1997 Plan expired in July 2007.

Stock Incentive Plan.  In August 2005, our board of directors adopted the Incentive Plan, which was subsequently approved by our stockholders at our 2005 annual meeting of stockholders.  The Incentive Plan sets aside 150,000 shares of our common stock for grants to our employees, officers and directors.  Shares granted under the Incentive Plan have full voting rights prior to the date of vesting, if any; however, holders of any unvested shares must execute an irrevocable proxy granting us the right to vote such shares until the shares vest.  At April 30, 2008, there were
22,480 shares of common stock available for grant under the Incentive Plan. 65,000 shares of stock were granted to our named executive officers during the last fiscal year.  The Incentive Plan will expire pursuant to its terms in August 2015.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of April 30, 2008.  The number of options held as of April 30, 2008 includes options granted under the 1997 Plan and the 2007 Plan.

	Option Awards					Stock Awards
Name	Number of	Number of	Equity	Option	Option	Number	Market	Equity	Equity
	Securities	Securities	Incentive	Exercise	Expiration	of Shares	Value of	Incentive	Incentive
	Underlying	Underlying	Plan	Price ($)	Date	or Units	Shares or	Plan	Plan
	Unexercised	Unexercised	Awards:			of Stock	Units of	Awards:	Awards:
	Options (#)	Options (#)	Number of			That	Stock	Number of	Market or
	Exercisable	Unexercisable	Securities			Have	That Have	Unearned	Payout
			Underlying			Not	Not	Shares,	Value of
			Unexercised			Vested	Vested	Units or	Unearned
			Unearned			(#)[1]	($)	Other	Shares,
			Options					Rights That	Units or
			(#)					Have Not	Other Rights
								Vested	That Have
								(#)	Not Vested
									($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tilman J. Falgout, III	30,000			$8.77	05/01/12
	82,000			$3.67	12/30/08
	24,000			$23.75	12/08/14
						5,000	$71,950

William H. Henderson	10,682			$6.59	03/28/12
	24,000			$23.75	12/08/14
			180,000	$11.90	10/16/17
						31,667	$455,683
Jeffrey A. Williams			72,000	$11.90	10/16/17
						2,500	$35,975
Eddie L. Hight	18,000			$23.75	12/08/14
			108,000	$11.90	10/16/17
						20,000	$287,795

1 For Mr. Falgout and Mr. Williams the restricted stock vests on April 30, 2009.  For Mr. Henderson, 18,333 restricted shares vest on April 30, 2009 and 13,333 vest on April 30, 2010.  For Mr. Hight, 11,667 shares vest on April 30, 2009 and 8,333 vest on April 30, 2010.

Option Exercises and Stock Vested during Fiscal 2008

The following table provides certain information concerning the option exercises and stock vested for each named executive officer during the fiscal year ended April 30, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Tilman J. Falgout, III	55,898	$495,424	5,000	$71,950

William H. Henderson			18,333	$263,817

Jeffrey A. Williams			2,500	$35,975

Eddie L. Hight			11,666	$167,879

Change in Control Agreements

The employment agreements of our named executive officers contain change in control provisions entitling them, upon the occurrence of certain events, to a portion of their base salary and the immediate vesting of stock options and restricted stock.  Under the terms of the employment agreements, a change in control generally means the following:

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) of ownership of our stock that, together with stock held by such person, constitutes more than 50% of the total fair market value or total voting power of our stock;

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of ownership of our stock possessing 35% or more of the total voting power of our stock;

•
the replacement of a majority of the members of our board of directors during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

In the event of a change in control while the named executive officer is still employed under his employment agreement, on the date the change in control becomes effective, we must pay the named executive officer a lump sum cash payment equal to 2.99 times the “base amount” with respect to his compensation and all unvested restricted stock and stock options previously granted vest in full, without regard to the achievement of any applicable performance goals.  Such payments are referred to in this proxy statement as change in control payments.  If, prior to the change in control, we terminate the named executive officer without cause in connection with the change in control, then, for purposes of his change in control payments, such named executive officer will be treated as being employed on the date the change in control becomes effective.  Any change in control payments will be in addition to any other rights and benefits for which the named executive officer is eligible.  If it is determined that any payment made in connection with a change in control or termination thereafter would be subject to excise taxes, the named executive officer will be entitled to receive a one-time additional payment in an amount reasonably determined by an independent accounting firm to be equal to such excise tax.  Payments are payable even if such named executive officer is not eligible for termination benefits under his employment agreement.  In the event of any underpayment of such amount, the amount of such underpayment will be promptly paid by us.  In the event of any overpayment, the named executive officer will, at our direction and expense, take steps as are reasonably necessary to correct such overpayment; provided, however, that the named executive officer will in no event be obligated to return to us an amount greater than the net after-tax portion of the overpayment and the applicable provisions of the employment agreement will be interpreted in a manner consistent with the intent of making the named executive officer whole, on an after-tax basis.

Assuming that (1) a change in control occurred on April 30, 2008, and (2) the named executive officers were not terminated in connection with the change in control, the estimated payment amounts would have been as follows: $2,287,011 for Mr. Falgout; $2,736,369 for Mr. Henderson; $1,695,568 for Mr. Hight; and $1,072,248 for Mr. Williams.  Assuming that (1) a change in control occurred on April 30, 2008, and (2) prior to the change in control the named executive officers were terminated without cause in connection with the change in control, the estimated payment amounts would have been as follows: $2,683,011 for Mr. Falgout; $3,456,369 for Mr. Henderson; $2,139,568 for Mr. Hight; and $1,504,248 for Mr. Williams.

If a named executive officer is a “specified employee” within the meaning of Section 409A of the Code, any benefits or payments that constitute a “deferral of compensation” under the Section 409A of the Code, become payable as a result of the named executive officer’s termination for reasons other than death, and become due under the employment agreement during the first six months after termination of employment will be delayed and all such delayed payments will be paid to such named executive officers in full in the seventh month after the date of termination and all subsequent payments will be paid in accordance with their original payment schedule.

Director Compensation Table

The following table provides certain information concerning compensation for each non-employee director during the fiscal year ended April 30, 2008.  Tilman J. Falgout, III and William H. Henderson, both of whom are members of our board of directors, have been omitted from this table since they receive no compensation for serving on our board of directors.

Name	Fees Earned	Stock	Option	Non-Equity	Change in	All Other	Total
	or Paid in	Awards	Awards	Incentive Plan	Pension	Compensation	($)
	Cash	($)	($) (1)(2)(3)	Compensation	Value and	($)
	($)			($)	Nonqualified
					Deferred
					Compensation
					Earnings
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Daniel J. Englander	$36,000		$33,825				$69,825

William M. Sams	$36,000		$33,825				$69,825

John David Simmons	$60,000		$33,825				$93,825
William A. Swanston	$36,000		$33,825				$69,825

(1)
Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Stock-Based Compensation” included in our Annual Report on Form 10-K filed on July 3, 2008 for the relevant assumptions used to determine the valuation of our option awards.

(2)	The grant date fair value of each stock option award to our directors is $9.02.
(3)
The following are the aggregate number of option awards outstanding that have been granted to each of our director as of April 30, 2008: Mr. Englander- 3,750; Mr. Sams – 11,250; Mr. Simmons – 22,500; and Mr. Swanston – 3,750.

Discussion of Director Compensation

Effective November 1, 2004, each non-employee director receives a $3,000 monthly retainer.  The Chairman of our audit committee receives an additional $2,000 monthly retainer.  Directors who are also our employees do not receive separate compensation for their services as a director.  On the first business day of July in each year, each of our then serving non-employee directors is automatically granted an option to purchase 3,750 shares of common stock, at an exercise price equal to the fair market value of our common stock on the date of grant.  These options are exercisable for a period of up to ten years from the date of grant or, in the event that a director ceases to be one of our directors for any reason, one year following the date on which such director ceased to be a director, if earlier (under the terms of the 2007 Plan).

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

For the fiscal year ended April 30, 2008, there were no transactions with related persons required to be disclosed in this proxy statement.

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving, or rejecting, any transactions with related persons.  Any financial transaction with any officer or director, or any immediate family member of any officer or director, would need to be approved by our audit committee prior to our company entering into such transaction.  To assist us in identifying any transactions with related persons, each year we submit and require our officers and directors to complete questionnaires identifying any transactions with us in which any of our officers or directors, or their immediate family members, have an interest.

AUDIT COMMITTEE REPORT

In accordance with the written charter adopted by our board of directors, a copy of which is available on our website, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.  During the fiscal year ended April 30, 2008, the audit committee met four times and discussed internal control, accounting, auditing and our financial reporting practices with our Chief Financial Officer and our independent auditors and accountants, Grant Thornton LLP.  In discharging its oversight responsibility as to the audit process, each member of our audit committee has reviewed our audited financial statements as of and for the fiscal year ended April 30, 2008 and the audit committee held one meeting with management and Grant Thornton LLP to discuss the audited financial statements prior to filing our annual report on Form 10-K.  Our audit committee also met with Grant Thornton LLP to discuss the matters required to be disclosed by statement on Auditing Standards No. 61, as amended (Professional Standards), prior to filing our annual report on Form 10-K.

The audit committee has received and reviewed the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP its independence in connection with its audit of our financial statements for the fiscal year ended April 30, 2008.  Our audit committee has also considered whether Grant Thornton LLP’s provision of non-audit services to us is compatible with maintaining such firm’s independence with respect to us and has determined that the provision of certain non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence.  See “Principal Accounting Fees and Services.”  Based upon the foregoing, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2008.

John David Simmons, Jr., Chairman
William M. Sams
William A. Swanston

COMPENSATION COMMITTEE REPORT

The compensation committee is primarily responsible for: (i) assisting our board of directors in discharging its responsibilities with respect to our compensation programs and compensation of our executive officers; (ii) reviewing our annual compensation discussion and analysis disclosure; (iii) providing recommendations regarding management successors; and (iv) administering our equity and non-equity incentive plans.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management.  Based upon such review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Daniel J. Englander, Chairman
John David Simmons, Jr.
William M. Sams

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP served as our independent auditors for the fiscal year ended April 30, 2008.  We have not as yet executed an engagement letter with respect to the audit of our financial statements for the fiscal year ending April 30, 2009, but we expect to do so in due course.  Historically, we and Grant Thornton LLP have executed an engagement letter near the end of the fiscal year being audited.  The engagement letter also covers quarterly reviews for the first three quarters in the subsequent fiscal year.

A representative of Grant Thornton LLP is expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions that stockholders may have.  We know of no direct or indirect material financial interest or relationship that members of this firm have with us.

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of our annual financial statements included in our annual report on Form 10-K, the audit of the effectiveness of our internal control over financial reporting, the audit of our 401(k) plan and the review of the financial statements included in our quarterly reports on Form 10-Q totaled $262,716 for the fiscal year ended April 30, 2008 and $399,000 for the fiscal year ended April 30, 2007.

Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP related to assurance and related services for the performance of the audit or review of our financial statements totaled $0 for the fiscal year ended April 30, 2008 and $0 for the fiscal year ended April 30, 2007.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, tax advice or tax planning totaled $4,956 for the fiscal year ended April 30, 2008 and $24,437 for the fiscal year ended April 30, 2007.

All Other Fees

The aggregate of all other fees for services provided by Grant Thornton LLP were $0 for the fiscal year ended April 30, 2008 and $0 for the fiscal year ended April 30, 2007.

Our audit committee has considered whether the provision of non-audit services by Grant Thornton LLP to us is compatible with maintaining such firm’s independence with respect to us and has determined that the provision of the specified non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence.  See “Audit Committee Report.”

Policy on Audit Committee Pre-Approval of Services of Independent Auditors

Our audit committee has established policies and procedures regarding pre-approval of all services provided by our independent auditor.  Our audit committee will annually review and pre-approve the services that may be provided by our independent auditor without obtaining specific pre-approval from the audit committee.  Unless a type of service has received general pre-approval, it requires specific pre-approval by our audit committee if it is to be provided by our independent auditor.  During the fiscal year ended April 30, 2008, our audit committee pre-approved all audit and permitted non-audit services that were provided to us by our independent auditors.

ANNUAL REPORT ON FORM 10-K

Our annual report on Form 10-K for the fiscal year ended April 30, 2008, as filed with the SEC, is available to stockholders who make a written request therefore to our Secretary at our offices, 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712.  Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents.  Our annual report on Form 10-K (including exhibits thereto) and this proxy statement are also available by the following link on our website at www.car-mart.com under the “SEC Filings” section, which is under the “Investor Relations” section.

STOCKHOLDER PROPOSALS

Any proposal to be presented at the 2009 annual meeting of stockholders must be received at our principal executive offices no later than May 6, 2009, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting.  In connection with next year’s annual meeting, if we do not receive notice of a matter or proposal to be considered by July 6, 2009, then the persons appointed by our board of directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting if such matter or proposal is raised at that annual meeting.  Any such proposals must comply in all respects with the rules and regulations of the SEC.

OTHER MATTERS

Management does not know of any matter to be brought before the meeting other than those referred to above.  If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

This proxy is solicited on behalf of the board of directors
of
AMERICA’S CAR-MART, INC.

The undersigned stockholder(s) of America’s Car-Mart, Inc., a Texas corporation, hereby appoints Tilman J. Falgout, III and William H. Henderson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of the stockholders of America’s Car-Mart, Inc. to be held on October 15, 2008 at 10:00 a.m. local time at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1)           To elect six directors for a term of one year and until their successors are elected and qualified:

☐	FOR all nominees listed below (except as indicated to the contrary below)

☐	WITHHOLD AUTHORITY to vote for all nominees

Tilman Falgout, III	William H. Henderson
John David Simmons	Daniel J. Englander
William M. Sams	William A. Swanston

If you wish to withholder authority to vote for any individual nominee(s), write the name(s) on the line below:

(2)	In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.   This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder.  If no direction is made, it will be voted FOR the Proposal and as the proxies deem advisable on such other matters as may come before the meeting.

Date:

Signature

Signature

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

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